UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 12, 2025

BioNexus Gene Lab Corp.
(Exact name of Company as specified in its charter)

Wyoming	001-41750	35-2604830
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification Number)

Unit A-28-7, Tower A, Menara UOA Bangsar,

No.5 Jln Bangsar Utama 1,

59000 Kuala Lumpur

(Address of principal executive offices)

Phone: +1 (307) 241-6898

(Company’s Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	BGLC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously announced, on July 30, 2025, BioNexus Gene Lab Corp. (the “Company” or “BGLC”) entered into a non-binding term sheet with Fidelion Diagnostics Pte. Ltd. (“Fidelion”) regarding a contemplated cross-equity strategic alliance and exclusive commercialization rights for Fidelion’s VitaGuard™ minimal-residual-disease (MRD) platform in Southeast Asia. On November 12, 2025, the Company entered into a definitive share subscription and shareholders’ arrangement with Fidelion to establish the partnership framework for VitaGuard.

On November 12, 2025, the Company entered into a Share Subscription and Shareholders’ Agreement (the “SSSA”) by and among Fidelion, the Company, Tongshu Biotechnology (Hong Kong) Co., Limited (“Tongshu”), Mr. Su-Leng Tan Lee, Molecule Bio LLC and Rainy Morning Technology (Hong Kong) Limited.

Pursuant to the SSSA, the Company agreed to subscribe for newly issued ordinary shares of Fidelion such that the Company will hold at least 15.0% of Fidelion’s enlarged share capital at completion, in exchange for the Company issuing to Fidelion restricted shares representing 19.9% of the Company’s outstanding common stock (pre-issuance). Completion of the SSSA is subject to specified conditions precedent, including execution of a Southeast Asia intellectual property license between the Company and Fidelion and customary corporate and third-party consents. The SSSA acknowledges, on a non-mechanical basis, a targeted post-closing fully diluted capitalization in which Tongshu would hold approximately 30% and the Company would hold approximately 15%. The agreement provides that the Company may appoint two directors to Fidelion’s board (with at least one director being a Singapore resident), Tongshu may appoint one director, and the other shareholders collectively may appoint one director, and further provides that Mr. Tan Lee Su-Leng, current Chief Executive Officer and Director of the Company, will also serve as Fidelion’s initial Chief Executive Officer. The initial quorum for board meetings requires the presence of at least one director appointed by the Company and at least one director appointed by Tongshu. Certain actions are designated as reserved matters that require enhanced approvals, including material issuances of equity or indebtedness above specified thresholds, mergers and acquisitions, material dispositions or encumbrances of core VitaGuard intellectual property, amendments or terminations of related intellectual property arrangements, budget variances above specified thresholds, related-party transactions, the appointment or removal of the chief executive officer, and any liquidation or winding-up. Shares of Fidelion are subject to transfer restrictions that include rights of first refusal as well as tag-along and drag-along rights. The Company has pre-emptive rights, including an over-subscription right, with customary exceptions. Certain shareholder restrictions terminate upon the occurrence of a defined qualified financing or listing event. The SSSA also includes director indemnification and D&O insurance undertakings, confidentiality and coordinated public-announcement provisions, and a dispute-resolution clause providing for SIAC arbitration seated in Singapore with interim relief available.

The broader transaction framework requires the negotiation, execution and closing of definitive agreements, including an exclusive intellectual property license for Southeast Asia between the Company and Fidelion and companion agreements between Fidelion and Wuxi Tongshu Biotechnology Co., Limited relating to intellectual property ownership and patent-support services. As of the date of this report, such agreements have not been executed, and the Company is not a party to the contemplated Fidelion–Tongshu agreements. There can be no assurance that any such agreements will be entered into on favorable terms, or at all, or that the conditions precedent to completion under the SSSA will be satisfied.

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Related-Person Disclosure

As of November 11, 2025, Su-Leng Tan Lee, Chief Executive Officer and director of the Company, beneficially owns approximately 4.1% of Fidelion. As part of the transaction framework, Mr. Tan Lee is expected to serve concurrently as Chief Executive Officer of Fidelion. No agreement for further compensation for Mr. Tan Lee in connection with such role has been entered into as of the date of this report. The transactions described herein were reviewed in accordance with the Company’s Related Person Transactions Policy and were evaluated and approved by the independent and disinterested members of the Board. Mr. Tan Lee abstained from the vote with respect to these matters.

The Share Subscription and Shareholders’ Agreement described above is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the SSSA does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement filed herewith.

Item 3.02. Unregistered Sales of Equity Securities.

The information described in Item 1.01 above is hereby incorporated by reference. In connection with the SSSA, upon completion the Company will issue restricted shares representing 19.9% of its outstanding common stock to Fidelion as consideration for the Company’s subscription of Fidelion shares. The issuance will be made in an offshore transaction in reliance upon Regulation S under the Securities Act of 1933, as amended (the “Securities Act”). The securities have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption.

Item 7.01. Regulation FD Disclosure.

On November 12, 2025, the Company issued a press release announcing the transactions described in Item 1.01. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

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Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Share Subscription and Shareholders’ Agreement, dated November 12, 2025, by and among Fidelion Diagnostics Pte. Ltd., BioNexus Gene Lab Corp., and the other parties thereto.
99.1	Press Release, dated November 12, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioNexus Gene Lab Corp.

/s/ Su-Leng Tan Lee
By:	Su-Leng Tan Lee
Chief Executive Officer

Date:	November 12, 2025

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